UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2008

Commission File Number 0-27958

FLANDERS CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	13-3368271
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2399 26th Avenue North, St. Petersburg, Florida	33713
(Address of principal executive offices)	(Zip Code)

(727) 822-4411

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and financial conditions

Attached as an exhibit is the Company’s press release regarding

“Flanders Q3 Earnings”

The information in this report is being furnished under Item 2.02 “Results of Operations and Financial Condition” of Form 8-K. Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory arrangements of Certain Officers

Effective November 1, 2008, Mr. Smith will assume the role of CEO/President formerly occupied by Mr. Amerson, who will remain as our Chairman. Mr. Smith’s salary is increased to $350,000 per year, which was the salary we paid Mr. Amerson as our CEO/President. Mr. Amerson will continue to be paid his annual base salary of $350,000 under his existing employment agreement, which terminates in 2010.

See also the press release attached as an exhibit.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 29, 2008	FLANDERS CORPORATION
	By:	/s/ Robert Amerson
Robert Amerson Chief Executive Officer

EXHIBIT INDEX

99.1	Flanders Q3 Earnings

2